Exhibit 10.7

WHITMAN CORPORATION 2000 STOCK INCENTIVE PLAN AMENDMENT NO. 1

Pursuant to the authority retained by PepsiAmericas, Inc. (the “Company”) under Section 13 of the Whitman Corporation 2000 Stock Incentive Plan (the “Plan”), and the action of the Company at the February 16, 2001 meeting of the Board of Directors of the Company, the Company hereby amends the Plan in the following manner:

The name of the Plan shall hereby be changed to: PepsiAmericas, Inc. 2000 Stock Incentive Plan.

This name change is in recognition of the change of the Company’s name.

This Amendment No. 1 shall be effective as of February 16, 2001.

PepsiAmericas, Inc.

By:	/s/ Brian D. Wenger

Brian D. Wenger, Secretary
Dated:	May 30, 2002